Exhibit 99.3

UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2024 and the year ended December 31, 2023 give pro forma effect to the Business Combination as if it had occurred on January 1, 2023. The unaudited pro forma condensed combined balance sheet as of June 30, 2024 gives pro forma effect to the Business Combination as if it was completed on January 1, 2024. Capitalized terms used but not defined herein are defined in the in the final proxy statement/prospectus supplement (File No. 333-275506), filed by Citius Oncology, Inc., a Delaware corporation (“Citius Oncology” or the “Company”) on July 12, 2024 (the “Final Prospectus”), the Current Report on Form 8-K, filed by the Company on August 16, 2024 (the “Original Report”), or this Amendment No. 1 to the Original Report to which these in these unaudited pro forma condensed combined statements of operations are an exhibit (“Amendment No. 1”).

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial information;

●	the historical financial statements and related notes of TenX Keane Acquisition (now Citius Oncology, Inc.) (prior to the Merger, referred to herein as “TenX Keane Acquisition”) as of and for the six months ended June 30, 2024 included in the Quarterly Report on Form 10-Q, filed by Citius Oncology, Inc. on August 9, 2024, and for the year ended December 31, 2023 included in the Final Prospectus beginning on page F-19;

●	the historical financial statements and related notes of Citius Oncology Sub, Inc. (“SpinCo”) as of and for the nine months ended June 30, 2024 included elsewhere in this Amendment No. 1, and for the year ended September 30, 2023 included in the Final Prospectus beginning on page F-47. The pro forma statement of operations for SpinCo for the six months ended June 30, 2024 was prepared by subtracting the results of operations for SpinCo for the three months ended December 31, 2023 from the statement of operations for SpinCo for the nine months ended June 30, 2024. The pro forma statement of operations for SpinCo for the year ended December 31, 2023 was prepared by (1) subtracting the results of operations for SpinCo for the three months ended December 31, 2022 from (2) the statement of operations for SpinCo for the year ended September 30, 2023, and (3) adding the results of operations for SpinCo for the three months ended December 31, 2023; and

●	other information relating to Citius Oncology and SpinCo included in the Original Report and this Amendment No. 1 and the Final Prospectus, including the Merger Agreement and the description of certain terms thereof set forth under “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement”, as well as the disclosures contained in the sections titled “Citius Oncology’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Spin Co’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The pro forma financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures about Acquired and Disposed Businesses, as adopted by the SEC in May 2020 (“Article 11”). The amended Article 11 became effective on January 1, 2021. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what Citius Oncology’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of Citius Oncology. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma transaction accounting adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

On October 23, 2023, Citius Oncology, Merger Sub, Inc., Citius Pharma, and SpinCo entered into the Merger Agreement, pursuant to which Merger Sub was merged with and into SpinCo, with SpinCo surviving the Merger. SpinCo became a wholly-owned subsidiary of Citius Oncology. In connection with the Business Combination, which was completed on August 12, 2024, TenX changed its name to “Citius Oncology, Inc.” and SpinCo changed its name to “Citius Oncology Sub, Inc.” Citius Oncology adopted September 30 as its fiscal year-end, effective August 14, 2024.

The unaudited pro forma condensed combined financial information has been prepared using the actual redemption of TenX Keane Acquisition Ordinary Shares that were subject to possible redemption into cash:

●	Actual Redemptions: This presentation reflects the actual redemption of 4,297,828 TenX Keane Acquisition Ordinary Shares that were subject to possible redemption at June 30, 2024 upon consummation of the Business Combination at a redemption price of approximately $11.40 per share. Pursuant to the terms of the underwriting agreement dated as of October 13, 2022, Maxim Group LLC (“Maxim”), the sole Book Running Manager in the TenX Keane Acquisition initial public offering and current M&A advisor to Citius Pharma, agreed to waive its right to redeem 297,000 TenX Keane Acquisition Ordinary Shares in connection with the Business Combination.

As a result of the Business Combination and the actual redemptions, the former stockholder of SpinCo (Citius Pharma) owned approximately 92.3% of the issued and outstanding shares of Citius Oncology’s common stock following the closing of the Business Combination, TenX Keane Acquisition’s public stockholders owned approximately 1.3% of the issued and outstanding shares of Citius Oncology’s common stock, the private placement investors in TenX Keane Acquisition owned approximately 0.7% of the issued and outstanding shares of Citius Oncology’s common stock, Maxim held approximately 3.0% of Citius Oncology’s common stock (including 297,000 shares issued in the TenX Keane Acquisition initial public offering and 1,872,738 shares issued to Maxim in connection with the Business Combination as payment for M&A advisory services), Newbridge Securities owned approximately 0.1% of the issued and outstanding shares of Citius Oncology’s common stock as payment for M&A advisory services, and the Sponsor of TenX Keane Acquisition held approximately 2.6% of the issued and outstanding shares of Citius Oncology’s common stock.

In order to finance transaction costs in connection with a Business Combination, other than in connection with the Extension Fees, the Sponsor or an affiliate of the Sponsor, or certain of the Citius Oncology officers and directors could, but were not obligated to, loan Citius Oncology funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes could be converted into units, at the price of $10.00 per unit at the option of the lender. Such units would be identical to the Private Placement Units. In the event that a Business Combination did not close, Citius Oncology could use a portion of proceeds held outside the trust account to repay the Working Capital Loans but no proceeds held in the trust account would be used to repay the Working Capital Loans. As of June 30, 2024, there was $1,720,000 outstanding under Working Capital Loans.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2024

($ in thousands)

		Citius	Actual Redemptions
	Citius Oncology, Inc.	Oncology Sub, Inc. “SpinCo”	Pro Forma Adjustments	Notes to Pro Forma Adjustments	Pro Forma Combined
ASSETS
Current assets
Cash	$—	$—	$10,163	A	$3,963
			(6,200)	B
Prepaid expenses	41	10,007	—		10,048
Total current assets	41	10,007	3,963		14,011
In-process research and development	—	40,000	—		40,000
Investments held in trust account	49,153	—	(48,990)	C	—
			(163)	A
Total other assets	49,153	40,000	(49,153)		40,000

Total assets	$49,194	$50,007	$(45,190)		$54,011

LIABILITIES
Current liabilities
Accounts payable and accrued expenses	$491	$445	$(419)	B	$517
Notes payable	1,720	—	(1,720)	G	3,800
			3,800
Due to related parties	870	30,947	(30,947)	A	—
			(870)	B

Total current liabilities	3,081	31,392	(30,156)		4,317
Deferred tax liability	—	1,584	—		1,584

Total liabilities	3,081	32,976	(30,156)		5,901

Ordinary shares subject to possible redemption 4,312,077 shares at $11.40 per share	49,153	—	(48,990)	C	—
			(163)	A
Stockholders’ Equity
Preferred Stock	—	—	—		—
Common Stock	—	7	—	A	7
			—	B
			—	D
			—	E
			—	F
			—	G
Additional Paid in Capital	—	49,490	37,147	A	80,569
			(4,911)	B
			163	A
			(3,040)	D
			—	E
			—	F
			1,720	G
Retained Earnings (Deficit)	(3,040)	(32,466)	3,040	D	(32,466)
Total Stockholder’s Equity (Deficit)	(3,040)	17,031	34,119		48,110

Total Liabilities and Stockholders’ Equity	$49,194	$50,007	$(45,190)		$54,011

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2024

(amounts in thousands except share and per share data)

		Citius	Actual Redemptions
	Citius Oncology, Inc.	Oncology Sub, Inc. “SpinCo”	Pro Forma Adjustments		Notes to Pro Forma Adjustments	Pro Forma Combined
Operating expenses
Research and development	$—	$2,480	$			$2,480
General and administrative	653	2,926				3,579
Stock-based compensation – general and administrative	—	3,914				3,914

Total operating expenses	653	9,320				9,973

Loss from operations	(653)	(9,320)				(9,973)
Interest income on investments held in trust account	1,395	—		(1,395)	aa	—
Income (loss) before taxes	742	(9,320)		(1,395)		(9,973)
Taxes	—	288				288

Net income (loss)	$742	$(9,608)		$(1,395)		$(10,261)

Income per share:
Weighted average shares outstanding subject to redemption, basic and diluted	4,525,784	—			bb	—
Weighted average shares outstanding not subject to redemption, basic and diluted	2,341,000	67,500,000			bb	71,765,801

Basic and diluted net income per share subject to redemption	$0.11	$—				$—
Basic and diluted net income (loss) per share not subject to redemption	$0.11	$(0.14)				$(0.14)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2023

(amounts in thousands except share and per share data)

		Citius	Actual Redemptions
	Citius Oncology Inc.	Oncology Sub, Inc. “SpinCo”	Pro Forma Adjustments		Notes to Pro Forma Adjustments	Pro Forma Combined
Operating expenses
Research and development	$—	$4,455	$			$4,455
General and administrative	1,013	6,659				7,672
Stock-based compensation – general and administrative	—	3,882				3,882

Total operating expenses	1,013	14,996				16,009

Loss from operations	(1,013)	(14,996)				(16,009)
Interest income on investments held in trust account	3,432	—		(3,432)	aa	—
Income (loss) before taxes	2,419	(14,996)		(3,432)		(16,009)
Taxes	—	576				576

Net income (loss)	$2,419	$(15,572)		$(3,432)		$(16,585)

Income per share:
Weighted average shares outstanding subject to redemption, basic and diluted	6,600,000	—			bb	—
Weighted average shares outstanding not subject to redemption, basic and diluted	2,347,986	67,500,000			bb	71,559,389

Basic and diluted net income per share subject to redemption	$0.27	$—				$—
Basic and diluted net income (loss) per share not subject to redemption	$0.27	$(0.23)				$(0.23)

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of the Business Combination

On October 23, 2023, Citius Oncology, Inc. (formerly TenX Keane Acquisition), Merger Sub, Inc., Citius Pharma, and SpinCo entered into the Merger Agreement, pursuant to which Merger Sub was merged with and into SpinCo, with SpinCo surviving the Merger. SpinCo became a wholly-owned subsidiary of Citius Oncology. In connection with the Business Combination which was completed on August 12, 2024, TenX changed its name to “Citius Oncology, Inc.” and SpinCo changed its name to “Citius Oncology Sub, Inc.”

As a result of the Merger Agreement and application of the Base Exchange Ratio, the former stockholder of SpinCo (Citius Pharma) received 65,627,262 shares of Citius Oncology common stock.

Citius Pharma also contributed $10 million in cash, of which $6.2 million was a capital contribution and $3.8 million is represented by a note payable. In addition, Citius Pharma contributed the $30.9 million balance of the due to related party account to the additional paid-in capital of Citius Oncology.

In connection with the Business Combination, TenX Keane Acquisition Ordinary Shares automatically converted into Citius Oncology common stock.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11. The historical financial information of Citius Oncology and SpinCo have been adjusted in the unaudited pro forma condensed combined financial information to reflect transaction accounting adjustments related to the Business Combination, in accordance with GAAP.

The Business Combination is accounted for as a “reverse recapitalization” in accordance with GAAP. Under the guidance in ASC 805, Citius Oncology is treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination is reflected as the equivalent of SpinCo issuing stock for the net assets of TenX Keane Acquisition, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Business Combination will be those of SpinCo.

In addition, the values will be based on the actual values as of the Closing Date. The differences that may occur between the preliminary estimates and the final purchase accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

SpinCo has been determined to be the accounting acquirer in the Business Combination based on the following predominate factors:

●	SpinCo’s existing stockholders have the greatest voting interest in Citius Oncology with over 75% of the voting interest;

●	SpinCo nominated a majority of the initial members of the Citius Oncology board of directors;

●	SpinCo’s senior management is the senior management of Citius Oncology;

●	SpinCo is the larger entity based on historical operating activity and has the larger employee base; and

●	TenX Keane Acquisition assumed SpinCo’s branded name: “Citius Oncology, Inc.”

3.	Transaction Accounting Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2024

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2024 are as follows:

A	Cash released from trust account and capital contributions received from Citius Pharma

Adjustment to transfer the remaining balance of approximately $163,000 of investments held in the trust account by TenX Keane Acquisition and converted into cash resources upon close of the Business Combination. This adjustment will also reduce the balance of the ordinary shares subject to possible redemption by approximately $163,000 and increase additional paid-in capital by approximately $163,000 and common stock par value by approximately $16.

Citius Pharma contributed a total of $10 million in cash, of which approximately $6.2 million was a capital contribution and approximately $3.8 million is represented by a note payable. In addition, Citius Pharma contributed the approximately $30.9 million balance of the due to related party account to the additional paid-in capital of Citius Oncology.

B	Transaction costs

Adjustment to decrease cash and additional paid-in capital by $6.2 million for the estimated direct and incremental transaction costs comprised of advisory, legal, D&O tail, accounting, industry diligence and miscellaneous fees.

In addition, the TenX Keane Acquisition founders were issued 128,854 shares of Citius Oncology common stock for transaction cost liabilities of approximately $1.3 million, based on a par value of $0.0001, the adjustment to the Citius Oncology common stock par value balance was approximately $13 and the increase in additional paid-in capital was approximately $1.3 million.

C	Reclassification of the actual redemption of TenX Keane Acquisition Ordinary Shares subject to possible redemption

To record the actual 4,297,828 TenX Keane Acquisition Ordinary Share redemptions at a redemption price of approximately $11.40 per share. The adjustment reduced investments held in the trust account by $49.0 million. The holders of the underlying TenX Keane Acquisition Rights issued in the TenX Keane Acquisition initial public offering received 1,320,000 shares of the Citius Oncology common stock on completion of the merger, resulting in an increase in common stock par value of $132.

D	Conversion of SpinCo common stock into Common Stock

The pro forma adjustment of the reverse recapitalization is as follows:

Adjustment to eliminate Citius Oncology’s retained deficit of approximately $3,040,000 and the $167 par value of the TenX Keane Acquisition Ordinary Shares.

Using a Base Exchange Ratio of approximately 0.97-for-1 the total number of shares of Citius Oncology common stock issued to the SpinCo stockholder was 65,627,262 shares. Based on a par value of $0.0001, the adjustment to the Citius Oncology common stock par value balance was approximately $187. The 65,627,262 shares issued to the SpinCo stockholder was calculated by applying the Base Exchange Ratio to the outstanding 67,500,000 shares of common stock of SpinCo.

E	Issuance of Common Stock for advisory fees

Maxim was issued 1,872,738 shares of Citius Oncology common stock and Newbridge Securities was issued 50,000 shares of Citius Oncology common stock, both for M&A advisory fees, based on a par value of $0.0001, the adjustment to the Citius Oncology common stock par value balance was approximately $192. The estimated fair value of the approximately 1,922,738 shares of the Citius Oncology common stock after the increase in par value resulted in no change to additional paid-in capital.

F	Issuance of Common Stock for underlying Private Placement Rights

The holders of the Private Placement Rights received 78,800 shares of Citius Oncology common stock on completion of the Merger, resulting in an increase in Citius Oncology common stock par value of $8.

G	Reclassification of Notes Payable

Approximately $1.3 million of the notes payable were converted into 119,500  shares of Citius Oncology common stock resulting in an increase of approximately $1.3 million in additional paid-in capital and an increase in common stock par value of $13. Approximately $525,000 of notes payable held by Citius Pharma were contributed to additional paid-in capital.

Pro forma Citius Oncology Common Stock outstanding as of June 30, 2024 consists of the following:

Actual Redemptions
Shares issued for outstanding Citius Oncology public shares	14,249
Shares issued for Citius Oncology public shares underlying Citius Oncology Rights	1,320,000
Shares issued to Citius Pharma	65,627,262
Shares issued to Maxim for advisory fees	1,872,738
Shares issued to Newbridge Securities for advisory fees	50,000
Shares issued for outstanding Citius Oncology Private Placement Shares	394,000
Shares issued for outstanding Citius Oncology Private Placement Rights	78,800
Shares issued for outstanding Citius Oncology underwriter shares	297,000
Shares issued for outstanding Citius Oncology founders shares	1,650,000
Shares issued for notes payable to Citius Oncology founders	119,500
Shares issued for Citius Oncology transaction cost liabilities	128,854
Pro forma New Citius Oncology Common Stock outstanding	71,552,403

Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2024

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024 are as follows:

aa	Represents elimination of interest earned on investments held in the trust account

bb	Represents net loss attributable to Citius Oncology Common Stockholders

Represents the net loss attributable to Citius Oncology common stockholders per share calculated using the historical weighted average shares of common stock outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2023. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares of common stock outstanding for basic and diluted net loss attributable to common stockholders per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. The calculation is retroactively adjusted for the actual redemptions to eliminate such shares for the period. There were no outstanding dilutive securities during the six months ended June 30, 2024, after adjusting for the conversion of the TenX Keane Acquisition Rights and Private Placement Rights issued in the TenX Keane Acquisition IPO and the TenX Keane Acquisition Private Placement, respectively.

Actual Redemptions
Pro forma net loss	$(10,261,000)
Citius Oncology Common Stock weighted average shares outstanding, basic and diluted	71,765,801
Net loss per share of Citius Oncology Common Stock, basic and diluted	$(0.14)

Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2023

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 are as follows:

aa	Represents elimination of interest earned on investments held in the trust account

bb	Represents net loss attributable to Citius Oncology Common Stockholders

Represents the net loss attributable to Citius Oncology common stockholders per share calculated using the historical weighted average shares of common stock outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2023. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the year presented, the calculation of weighted average shares of common stock outstanding for basic and diluted net loss attributable to common stockholders per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire year presented. The calculation is retroactively adjusted for the actual redemptions to eliminate such shares for the entire year. There were no outstanding dilutive securities during the year ended December 31, 2023, after adjusting for the conversion of the TenX Keane Acquisition Rights and Private Placement Rights issued in the TenX Keane Acquisition IPO and the TenX Keane Acquisition Private Placement, respectively.

Actual Redemptions
Pro forma net loss	$(16,585,000)
Citius Oncology Common Stock weighted average shares outstanding, basic and diluted	71,559,389
Net loss per share of Citius Oncology Common Stock, basic and diluted	$(0.23)

COMPARATIVE SHARE INFORMATION

The following tables set forth:

●	historical per share information of TenX Keane Acquisition as of and for the six months ended June 30, 2024, and for the year ended December 31, 2023;

●	historical per share information of SpinCo as of and for the six months ended June 30, 2024, and for the year ended December 31, 2023; and

●	unaudited pro forma per share information of Citius Oncology as of and for the six months ended June 30, 2024, and for the year ended December 31, 2023, after giving effect to the Business Combination, and the actual redemptions is as follows:

●	Actual Redemptions: This presentation reflects the actual redemption of 4,297,828 TenX Keane Acquisition Ordinary Shares that were subject to possible redemption at June 30, 2024 upon consummation of the Business Combination at a redemption price of approximately $11.40 per share. Pursuant to the terms of the underwriting agreement dated as of October 13, 2022, Maxim, the sole Book Running Manager in the TenX Keane Acquisition initial public offering and current M&A advisor to Citius Pharma, agreed to waive its right to redeem 297,000 TenX Keane Acquisition Ordinary Shares in connection with the Business Combination.

●	The following tables should be read in conjunction with the selected historical financial information included elsewhere in the Original Report, this Amendment No. 1 and the Final Prospectus, and the historical financial statements of TenX Keane Acquisition and SpinCo and the related notes thereto that are included elsewhere in the Original Report, this Amendment No. 1 and the Final Prospectus. The unaudited Citius Oncology and SpinCo pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and the related notes thereto included elsewhere in this Form 8-K.

●	The unaudited pro forma combined net income (loss) per share information below does not purport to represent the actual results of operations that would have occurred had the companies been combined during the periods presented, nor does it purport to represent the actual results of operations for any future date or periods. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Citius Oncology and SpinCo would have been had the companies been combined during the periods presented.

	Historical		Pro Forma
	Citius Oncology, Inc.	Citius Oncology Sub, Inc. “SpinCo”	Actual Redemptions
As of and for the six months ended June 30, 2024
Book value per share(1)	$(1.30)	$0.25	$0.67
Shares outstanding not subject to redemption	2,341,000	67,500,000	71,564,594
Net income (loss) per share, basic and diluted(2)	$0.11	$(0.14)	$(0.14)
Weighted average shares outstanding – basic and diluted	6,866,784	67,500,000	71,765,801
For the year ended December 31, 2023
Net income (loss) per share, basic and diluted(2)	$0.27	$(0.23)	$(0.23)
Weighted average shares outstanding – basic and diluted	8,947,986	67,500,000	71,559,389

(1)	Book value per share is calculated as total equity divided by historical and pro forma information outstanding basic shares not subject to redemption.
(2)	Net income (loss) per share is based on the historical and pro forma information.